PRESS RELEASE

November 9, 2023

Century Casinos, Inc. Announces Third Quarter 2023 Results

Record Quarterly Net Operating Revenue and Adjusted EBITDA**

Completion of Rocky Gap Acquisition and Canada Real Estate Sale

Colorado Springs, Colorado – November 9, 2023 – Century Casinos, Inc. (Nasdaq Capital Market®: CNTY) today announced its financial results for the three and nine months ended September 30, 2023.

THIRD Quarter 2023 Highlights*

Compared to the three months ended September 30, 2022:

•	Net operating revenue was $161.2 million, an increase of 43%.
•	Earnings from operations were $14.5 million, a decrease of 28%.
•	Net loss attributable to Century Casinos, Inc. shareholders was ($14.2) million, a change of (582%), and basic loss per share was ($0.47).
•	Adjusted EBITDA** was $33.3 million, an increase of 19%.

“With our acquisitions of the Nugget Casino Resort and Rocky Gap Casino, Resort & Golf we achieved record high net operating revenue and Adjusted EBITDA**.  One time expenses related to the Rocky Gap acquisition and Canada sale leaseback transaction negatively impacted our earnings from operations and net loss for the quarter. Looking ahead we anticipate revenue and operating expense trends to remain consistent with what we have seen the last several quarters,” Erwin Haitzmann and Peter Hoetzinger, Co-Chief Executive Officers of Century Casinos remarked. “The completion of the Canada sale leaseback reduced our Net Debt** from $255.5 million as of June 30, 2023 to $158.9 million as of September 30, 2023,” Messrs. Haitzmann and Hoetzinger concluded.

PROJECT UPDATES

Rocky Gap Casino Resort Acquisition – On July 25, 2023, the Company completed its previously announced acquisition of the operations of Rocky Gap Casino Resort in Flintstone, Maryland, (“Rocky Gap”) for $59.1 million (subject to certain adjustments) (the “Rocky Gap Acquisition”). Simultaneous with the closing of the transaction, an affiliate of VICI Properties, Inc. (“VICI”) acquired a related interest in the land and building associated with Rocky Gap for approximately $203.9 million and the Company amended its triple net master lease agreement (“Master Lease”) with subsidiaries of VICI to add the Rocky Gap property.

Canada Real Estate Sale – On September 6, 2023, the Company completed its previously announced agreement for subsidiaries of VICI to acquire the real estate assets of Century Casino & Hotel Edmonton in Edmonton, Alberta, Century Casino St. Albert in Edmonton, Alberta, Century Mile Racetrack and Casino in Edmonton, Alberta and Century Downs Racetrack and Casino (“CDR”) in Calgary, Alberta (collectively, the “Century Canadian Portfolio”) for an aggregate purchase price of CAD 221.7 million ($162.6 million based on the exchange rate on September 6, 2023) in cash (the “Canada Real Estate Sale”). The Company expects to retain approximately CAD 154.5 million (USD $114.6 million based on the exchange rate on September 30, 2023) of the purchase price after giving effect to the purchase of the Century Downs land, selling expenses, Canadian and US taxes and proceeds to be paid to the minority owners of Century Downs. Simultaneous with the closing of the transaction, the Century Canadian Portfolio was added to the Master Lease.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA,  Adjusted EBITDA margin and Net Debt are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

RESULTS

The consolidated results for the three and nine months ended September 30, 2023 and 2022 are as follows:

	For the three months			For the nine months
Amounts in thousands, except per share data	ended September 30,		%	ended September 30,		%
Consolidated Results:	2023	2022	Change	2023	2022	Change
Net Operating Revenue	$161,179	$112,552	43%	$406,448	$326,776	24%
Earnings from Operations	14,467	20,006	(28%)	51,494	53,854	(4%)
Net (Loss) Earnings Attributable to Century Casinos, Inc. Shareholders	$(14,175)	$2,944	(582%)	$(17,377)	$12,018	(245%)

Adjusted EBITDA**	$33,347	$28,068	19%	$88,686	$81,671	9%

(Loss) Earnings Per Share Attributable to Century Casinos, Inc. Shareholders:
Basic	$(0.47)	$0.10	(570%)	$(0.57)	$0.40	(243%)
Diluted	$(0.47)	$0.09	(622%)	$(0.57)	$0.38	(250%)

RESULTS BY Reportable Segment*

Following is a summary of the changes in net operating revenue by reportable segment for the three and nine months ended September 30, 2023,  compared to the three and nine months ended September 30, 2022:

	Net Operating Revenue
	For the three months				For the nine months
Amounts in	ended September 30,		$	%	ended September 30,		$	%
thousands	2023	2022	Change	Change	2023	2022	Change	Change
United States	$116,861	$70,718	$46,143	65%	$277,636	$206,275	$71,361	35%
Canada	20,921	20,065	856	4%	56,262	55,105	1,157	2%
Poland	23,397	21,733	1,664	8%	72,489	65,265	7,224	11%
Corporate and Other	—	36	(36)	(100%)	61	131	(70)	(53%)
Consolidated	$161,179	$112,552	$48,627	43%	$406,448	$326,776	$79,672	24%

Following is a summary of the changes in earnings (loss) from operations by reportable segment for the three and nine months ended September 30, 2023,  compared to the three and nine months ended September 30, 2022:

	Earnings (Loss) from Operations
	For the three months				For the nine months
Amounts in	ended September 30,		$	%	ended September 30,		$	%
thousands	2023	2022	Change	Change	2023	2022	Change	Change
United States	$19,812	$16,340	$3,472	21%	$51,614	$49,485	$2,129	4%
Canada	2,080	3,905	(1,825)	(47%)	10,727	8,840	1,887	21%
Poland	1,271	2,661	(1,390)	(52%)	5,138	6,669	(1,531)	(23%)
Corporate and Other	(8,696)	(2,900)	(5,796)	(200%)	(15,985)	(11,140)	(4,845)	(43%)
Consolidated	$14,467	$20,006	$(5,539)	(28%)	$51,494	$53,854	$(2,360)	(4%)

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA, Adjusted EBITDA margin and Net Debt are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

2/10

Following is a summary of the changes in net (loss) earnings attributable to Century Casinos, Inc. shareholders by reportable segment for the three and nine months ended September 30, 2023,  compared to the three and nine months ended September 30, 2022:

	Net (Loss) Earnings Attributable to Century Casinos, Inc. Shareholders
	For the three months				For the nine months
Amounts in	ended September 30,		$	%	ended September 30,		$	%
thousands	2023	2022	Change	Change	2023	2022	Change	Change
United States	$5,273	$2,372	$2,901	122%	$17,026	$21,409	$(4,383)	(20%)
Canada	(1,730)	2,623	(4,353)	(166%)	2,865	4,797	(1,932)	(40%)
Poland	788	2,032	(1,244)	(61%)	3,066	4,285	(1,219)	(28%)
Corporate and Other	(18,506)	(4,083)	(14,423)	(353%)	(40,334)	(18,473)	(21,861)	(118%)
Consolidated	$(14,175)	$2,944	$(17,119)	(581%)	$(17,377)	$12,018	$(29,395)	(245%)

Items deducted from or added to earnings from operations to arrive at net (loss) earnings attributable to Century Casinos, Inc. shareholders include interest income, interest expense, gains (losses) on foreign currency transactions and other, income tax (benefit) expense and non-controlling interests. Increased interest expense negatively impacted net loss attributable to Century Casinos, Inc. shareholders. Interest expense increased primarily due to additional properties added to the Master Lease, increased interest rates on our Goldman Credit Agreement and $7.3 million of loss on debt extinguishment recorded in interest expense related to the CDR land lease.

Following is a summary of the changes in Adjusted EBITDA** by reportable segment for the three and nine months ended September 30, 2023 compared to the three and nine months ended September 30, 2022:

	Adjusted EBITDA**
	For the three months				For the nine months
Amounts in	ended September 30,		$	%	ended September 30,		$	%
thousands	2023	2022	Change	Change	2023	2022	Change	Change
United States	$30,489	$21,243	$9,246	44%	$76,086	$63,936	$12,150	19%
Canada	4,706	5,085	(379)	(7%)	14,380	14,649	(269)	(2%)
Poland	1,948	3,311	(1,363)	(41%)	7,111	8,679	(1,568)	(18%)
Corporate and Other	(3,796)	(1,571)	(2,225)	(142%)	(8,891)	(5,593)	(3,298)	(59%)
Consolidated	$33,347	$28,068	$5,279	19%	$88,686	$81,671	$7,015	9%

Balance Sheet and Liquidity

As of September 30, 2023, the Company had $189.0 million in cash and cash equivalents compared to $101.8 million in cash and cash equivalents at December 31, 2022.  As of September 30, 2023, the Company had $347.9 million in outstanding debt compared to $366.4 million in outstanding debt at December 31, 2022.  The outstanding debt as of September 30, 2023 included $344.8 million related to the term loan under the Goldman Credit Agreement and $3.2 million of bank debt related to Century Resorts Management GmbH (“CRM”). The Company also has a $654.0 million long-term financing obligation under its Master Lease.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA, Adjusted EBITDA margin and Net Debt are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

3/10

Conference Call Information

Today the Company will post a copy of its quarterly report on Form 10-Q filed with the SEC for the quarter ended September 30, 2023 on its website at www.cnty.com/investor/financials/sec-filings/. The Company will also post a presentation of the third quarter 2023 results on its website at

 www.cnty.com/investor/presentations/.

The Company will host its third quarter 2023 earnings conference call today, Thursday,  November 9, 2023 at 10:00 am EST / 8:00 am MST. U.S. domestic participants  should dial 800-343-5172. For all international participants, please use 203-518-9843 to dial-in. The conference ID is ‘Casinos’. Participants may listen to the call live at http://www.eventcastpro.com/webcasts/cc/events/3id29A.cfm or obtain a recording of the call on the Company’s website until November 30, 2023 at www.cnty.com/investor/financials/sec-filings/.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA, Adjusted EBITDA margin and Net Debt are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

4/10

CENTURY CASINOS, INC. AND SUBSIDIARIES –

UNAUDITED FINANCIAL INFORMATION – US GAAP BASIS

Condensed Consolidated Statements of (Loss) Earnings

	For the three months		For the nine months
	ended September 30,		ended September 30,
Amounts in thousands, except for per share information	2023	2022	2023	2022
Operating revenue:
Net operating revenue	$161,179	$112,552	$406,448	$326,776
Operating costs and expenses:
Total operating costs and expenses	146,712	93,617	356,075	275,056
Earnings from equity investment	—	1,071	1,121	2,134
Earnings from operations	14,467	20,006	51,494	53,854
Non-operating (expense) income, net	(31,001)	(14,941)	(62,915)	(45,214)
(Loss) earnings before income taxes	(16,534)	5,065	(11,421)	8,640
Income tax benefit (expense)	3,068	(855)	1,349	8,130
Net (loss) earnings	(13,466)	4,210	(10,072)	16,770
Net earnings attributable to non-controlling interests	(709)	(1,266)	(7,305)	(4,752)
Net (loss) earnings attributable to Century Casinos, Inc. shareholders	$(14,175)	$2,944	$(17,377)	$12,018

(Loss) earnings per share attributable to Century Casinos, Inc. shareholders:
Basic	$(0.47)	$0.10	$(0.57)	$0.40
Diluted	$(0.47)	$0.09	$(0.57)	$0.38

Weighted average common shares
Basic	30,340	29,864	30,245	29,790
Diluted	30,340	31,404	30,245	31,523

Condensed Consolidated Balance Sheets
	September 30,	December 31,
Amounts in thousands	2023	2022
Assets
Current assets	$227,821	$228,019
Property and equipment, net	903,191	464,650
Other assets	227,849	192,298
Total assets	$1,358,861	$884,967

Liabilities and Equity
Current liabilities	$93,331	$65,413
Non-current liabilities	1,039,963	665,355
Century Casinos, Inc. shareholders' equity	128,879	144,028
Non-controlling interests	96,688	10,171
Total liabilities and equity	$1,358,861	$884,967

5/10

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA* to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Reportable Segment.

	For the three months ended September 30, 2023
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$5,273	$(1,730)	$788	$(18,506)	$(14,175)
Interest expense (income), net (1)	11,951	8,706	(74)	10,785	31,368
Income taxes (benefit)	818	(3,403)	378	(861)	(3,068)
Depreciation and amortization	10,706	1,102	653	57	12,518
Net earnings (loss) attributable to non-controlling interests	1,770	(1,453)	392	—	709
Non-cash stock-based compensation	—	—	—	1,082	1,082
(Gain) loss on foreign currency transactions, cost recovery income and other (2)	(85)	1,484	(213)	(46)	1,140
Loss on disposition of fixed assets	56	—	24	—	80
Acquisition costs	—	—	—	3,693	3,693
Adjusted EBITDA	$30,489	$4,706	$1,948	$(3,796)	$33,347

(1)

Included in interest expense (income), net is interest expense of $12.0 million and $0.9 million related to the Master Lease in the United States and Canada segments, and interest expense of $0.4 million related to the CDR land lease and $7.3 million related to the debt extinguishment of the CDR land lease in the Canada segment. Cash payments related to the Master Lease and CDR land lease were $11.9 million and $0.3 million, respectively, for the period presented. The CDR land lease ended on September 6, 2023 in conjunction with the Canada Real Estate Sale.

(2)	Included in the Canada segment is $0.3 million related to the earn out from the sale of casino operations in Calgary in 2020.

	For the three months ended September 30, 2022
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$2,372	$2,623	$2,032	$(4,083)	$2,944
Interest expense (income), net (1)	7,201	581	(519)	8,087	15,350
Income taxes (benefit)	6,767	522	465	(6,899)	855
Depreciation and amortization	4,892	1,180	623	81	6,776
Net earnings attributable to non-controlling interests	—	250	1,016	—	1,266
Non-cash stock-based compensation	—	—	—	953	953
Gain on foreign currency transactions and cost recovery income	—	(71)	(333)	(5)	(409)
Loss on disposition of fixed assets	11	—	27	—	38
Acquisition costs	—	—	—	295	295
Adjusted EBITDA	$21,243	$5,085	$3,311	$(1,571)	$28,068

(1)

Included in interest expense (income), net is interest expense of $7.2 million related to the Master Lease in the United States segment, and interest expense of $0.6 million related to the CDR land lease in the Canada segment. Cash payments related to the Master Lease and CDR land lease were  $8.5 million and $0.5 million, respectively, for the period presented. The CDR land lease ended on September 6, 2023 in conjunction with the Canada Real Estate Sale.

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CENTURY CASINOS, INC. AND SUBSIDIARIES -

UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA* to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Reportable Segment

	For the nine months ended September 30, 2023
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$17,026	$2,865	$3,066	$(40,334)	$(17,377)
Interest expense (income), net (1)	26,370	9,776	(285)	31,238	67,099
Income taxes (benefit)	4,656	(624)	1,398	(6,779)	(1,349)
Depreciation and amortization	24,065	3,374	1,948	175	29,562
Net earnings attributable to non-controlling interests	3,562	2,212	1,531	—	7,305
Non-cash stock-based compensation	—	—	—	2,746	2,746
Gain on foreign currency transactions, cost recovery income and other (2)	(85)	(3,228)	(572)	(42)	(3,927)
Loss on disposition of fixed assets	492	5	25	4	526
Acquisition costs	—	—	—	4,101	4,101
Adjusted EBITDA	$76,086	$14,380	$7,111	$(8,891)	$88,686

(1)

Included in interest expense (income), net is interest expense of $26.4 million and $0.9 million related to the Master Lease in the United States and Canada segments, respectively, and interest expense of $1.4 million related to the CDR land lease and $7.3 million related to the debt extinguishment of the CDR land lease in the Canada segment. Cash payments related to the Master Lease and CDR land lease were $25.7 million and $1.3 million, respectively, for the period presented. The CDR land lease ended on September 6, 2023 in conjunction with the Canada Real Estate Sale.

(2)	Included in the Canada segment is $1.6 million related to the earn out from the sale of casino operations in Calgary in 2020 and cost recovery income for CDR.

	For the nine months ended September 30, 2022
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$21,409	$4,797	$4,285	$(18,473)	$12,018
Interest expense (income), net (1)	21,310	1,733	(586)	25,482	47,939
Income taxes (benefit)	6,767	1,718	1,538	(18,153)	(8,130)
Depreciation and amortization	14,418	3,632	1,979	321	20,350
Net earnings attributable to non-controlling interests	—	2,608	2,144	—	4,752
Non-cash stock-based compensation	—	—	—	2,638	2,638
(Gain) loss on foreign currency transactions, cost recovery income and other (2)	(1)	138	(712)	(8)	(583)
Loss (gain) on disposition of fixed assets	33	23	31	(124)	(37)
Acquisition costs	—	—	—	2,724	2,724
Adjusted EBITDA	$63,936	$14,649	$8,679	$(5,593)	$81,671

(1)

Included in interest expense (income), net is interest expense of $21.3 million related to the Master Lease in the United States segment, interest expense of $1.7 million related to the CDR land lease in the Canada segment, and interest expense of $7.3 million related to the write-off of deferred financing costs in connection with the prepayment of the Macquarie term loan in the Corporate and Other segment. Cash payments related to the Master Lease and CDR land lease were $19.1 million and $1.6 million, respectively, for the period presented. The CDR land lease ended on September 6, 2023 in conjunction with the Canada Real Estate Sale.

(2)	Loss of $2.2 million related to the sale of the land and building in Calgary is included in the Canada segment.

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CENTURY CASINOS, INC. AND SUBSIDIARIES -

UNAUDITED SUPPLEMENTAL INFORMATION

Adjusted EBITDA Margins**

	For the three months		For the nine months
	ended September 30,		ended September 30,
	2023	2022	2023	2022
United States	26%	30%	27%	31%
Canada	23%	25%	26%	27%
Poland	8%	15%	10%	13%
Corporate and Other	NM (1)	NM	NM	NM
Consolidated	21%	25%	22%	25%

(1)	Not meaningful.

Reconciliation of Interest Expense (Income), Net

	For the three months		For the nine months
	ended September 30,		ended September 30,
Amounts in millions	2023	2022	2023	2022
Interest income	$(0.1)	$(0.6)	$(0.3)	$(0.7)
Interest expense	10.9	8.2	31.4	18.3
Interest expense related to VICI financing obligation	12.9	7.2	27.3	21.3
Interest expense related to CDR land lease	0.4	0.6	1.4	1.7
Interest expense - other(1)	7.3	—	7.3	7.3
Interest expense (income), net	$31.4	$15.4	$67.1	$47.9

(1)

Interest expense – other is $7.3 million related to the debt extinguishment of the CDR land lease in Canada for the three and nine months ended September 30, 2023 and $7.3 million related to the write-off of deferred financing costs in connection with the prepayment of the Macquarie term loan during the nine months ended September 30, 2022.

Net Debt***

Amounts in thousands	September 30, 2023	June 30, 2023
Total long-term debt, including current portion	$333,086	$348,597
Deferred financing costs	14,837	15,496
Total principal	$347,923	$364,093
Less: Cash and cash equivalents	$189,005	$108,595
Net Debt	$158,918	$255,498

8/10

CENTURY CASINOS, INC. AND SUBSIDIARIES -

UNAUDITED SUPPLEMENTAL INFORMATION

The table below shows the Company’s reporting units and operating segments that are included in each of the Company’s reportable segments as of September 30, 2023.

Reportable Segment	Operating Segment	Reporting Unit
United States	East	Mountaineer Casino, Resort & Races
Rocky Gap Casino, Resort & Golf
	Midwest	Century Casino & Hotel - Central City
Century Casino & Hotel - Cripple Creek
Century Casino Cape Girardeau
Century Casino Caruthersville and The Farmstead
	West	Nugget Casino Resort and Smooth Bourbon, LLC
Canada	Canada (1)	Century Casino & Hotel - Edmonton
Century Casino St. Albert
Century Mile Racetrack and Casino
Century Downs Racetrack and Casino
Poland	Poland	Casinos Poland
Corporate and Other	Corporate and Other	Cruise Ships & Other (2)
Corporate Other (3)

(1)	The Company operated the Century Sports facility through February 10, 2022.
(2)	The Company operated on ship-based casinos through April 16, 2023.
(3)

The Company’s equity interest in Smooth Bourbon was included in the Corporate Other reporting unit until April 3, 2023, when the Company acquired the Nugget Casino Resort and the Company began consolidating Smooth Bourbon.

* The Company defines Adjusted EBITDA as net earnings (loss) attributable to Century Casinos, Inc. shareholders before interest expense (income), net, income taxes (benefit), depreciation and amortization, non-controlling interests net earnings (loss) and transactions, pre-opening expenses, acquisition costs, non-cash stock-based compensation charges, asset impairment costs, loss (gain) on disposition of fixed assets, discontinued operations, (gain) loss on foreign currency transactions, cost recovery income and other, gain on business combination and certain other one-time transactions. Expense related to the Master Lease and CDR land lease is included in the interest expense (income), net line item. Intercompany transactions consisting primarily of management and royalty fees and interest, along with their related tax effects, are excluded from the presentation of net earnings (loss) attributable to Century Casinos, Inc. shareholders and Adjusted EBITDA reported for each segment. Non-cash stock-based compensation expense is presented under Corporate and Other as the expense is not allocated to reportable segments when reviewed by the Company’s chief operating decision makers. Not all of the aforementioned items occur in each reporting period, but have been included in the definition based on historical activity. These adjustments have no effect on the consolidated results as reported under US GAAP. Adjusted EBITDA is not considered a measure of performance recognized under US GAAP. Management believes that Adjusted EBITDA is a valuable measure of the relative performance of the Company and its properties. The gaming industry commonly uses Adjusted EBITDA as a method of arriving at the economic value of a casino operation. Management believes that using Adjusted EBITDA is a useful way to compare the relative operating performance of separate operating units by eliminating the above-mentioned items associated with the varying levels of capital expenditures for infrastructure required to generate revenue and the often high cost of acquiring existing operations. Adjusted EBITDA also is used by the Company’s lending institution to gauge operating performance. The Company’s computation of Adjusted EBITDA may be different from, and therefore may not be comparable to, similar measures used by other companies within the gaming industry. Please see the reconciliation of Adjusted EBITDA to net (loss) earnings attributable to Century Casinos, Inc. shareholders above.

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CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

** The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net operating revenue. Adjusted EBITDA margin is a non-US GAAP measure. Management uses this margin as one of several measures to evaluate the efficiency of the Company’s casino operations.

***The Company defines Net Debt as total long-term debt (including current portion) plus deferred financing costs minus cash and cash equivalents. Net Debt is not considered a liquidity measure recognized under US GAAP. Management believes that Net Debt is a valuable measure of our overall financial situation. Net Debt provides investors with an indication of our ability to pay off all of the Company’s long-term debt if it became due simultaneously.

About Century Casinos, Inc.:

Century Casinos, Inc. is a casino entertainment company. In the United States the Company operates the following operating segments: (i) in the East, the Mountaineer Casino, Resort & Races in New Cumberland, West Virginia and Rocky Gap Casino, Resort & Golf in Flintstone, Maryland; (ii) in the Midwest, the Century Casinos in Cape Girardeau and Caruthersville, Missouri, and Century Casino & Hotels in Cripple Creek and Central City, Colorado; and (iii) in the West, the Nugget Casino Resort, in Reno/Sparks, Nevada. In Alberta, Canada the Company operates Century Casino & Hotel in Edmonton, the Century Casino in St. Albert, Century Mile Racetrack and Casino in Edmonton and Century Downs Racetrack and Casino in Calgary. In Poland, the Company operates six casinos through its subsidiary Casinos Poland Ltd. The Company continues to pursue other projects in various stages of development.

Century Casinos’ common stock trades on The Nasdaq Capital Market® under the symbol CNTY. For more information about Century Casinos, visit our website at www.cnty.com.

FORWARD-LOOKING STATEMENTS, BUSINESS ENVIRONMENT AND RISK FACTORS

This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, statements regarding revenue and expense trends, proceeds from the Canada Real Estate Sale, completed and pending acquisitions, projects in development and other opportunities, including the completion of our Missouri construction projects, the Goldman Credit Agreement and obligations under our Master Lease and our ability to repay our debt and other obligations, outcomes of legal proceedings, changes in our tax provisions or exposure to additional income tax liabilities, and plans for our casinos and our Company. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the section entitled “Risk Factors” under Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2022, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, and in subsequent periodic and current SEC filings we may make. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

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